SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement”) is dated October 2, 2009, by and between the investor identified on the signature page hereto (“Investor”), and China Ritar Power Corp., a Nevada corporation (the “Company”), whereby the parties agree as follows:

1.	Subscription.

a)
Investor agrees to buy and the Company agrees to sell and issue to Investor such number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), set forth on the signature page hereto for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”).  The shares of Common Stock to be issued to Investor are hereinafter referred to as the “Shares”.

b)
The Shares have been registered on a Form S-3, File No. 333-161281, which registration statement (the “Registration Statement”) has been declared effective by the Securities and Exchange Commission, has remained effective since such date and is effective on the date hereof.  The Shares are being issued in connection with an offering (the “Offering”) described in a Prospectus Supplement dated October 5, 2009, along with the Base Prospectus dated August 21, 2009, which has been delivered to the Investor (collectively, the “Prospectus”).

c)
On October 8, 2009 (the “Closing Date”), in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, and subject to the satisfaction or waiver of all of the closing conditions set forth in the Placement Agency Agreement (the “Placement Agreement”), dated October 2, 2009, by and among the Company and the placement agent named therein (the “Placement Agent”), the Placement Agent will disburse, or cause to be disbursed, to the Company an amount equal to the Purchase Price for such Shares, less its commissions and reimbursable expenses.  Upon receipt of such disbursement by the Company and the Placement Agent, the Company shall immediately cause the Shares to be delivered directly to Investor. The transfer of the Shares shall be made through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the signature page attached hereto under the heading “DWAC Instructions.”

2.           Company Representations and Warranties.  The Placement Agreement contains representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary of the representations and warranties contained therein.  The Company confirms that neither it nor any other person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and the Company’s press release and Form 8-K filed with the Commission in connection with the Offering.  The Company understands and confirms that the Investor will rely on the foregoing in effecting transactions in securities of the Company.  In addition to and without limiting the foregoing, the Company represents and warrants that: (a) it has full right, power and authority to enter into this Subscription Agreement and to perform all of its obligations hereunder; (b) this Subscription Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally; (c) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Company’s articles of incorporation or by-laws, or (ii) any material agreement or any law or regulation to which the Company is a party or by which any of its property or assets is bound; (d) the Shares have been duly authorized for sale and issuance, and when issued and delivered, will be validly issued, fully paid and nonassessable; (e) the Registration Statement and any post-effective amendment thereto filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (f) the Prospectus did not contain as of its respective date, and as of the date hereof does not contain, and on the Closing Date will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (g) all preemptive rights or rights of first refusal held by stockholders of the Company and applicable to the transactions contemplated hereby, if any, have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such stockholders conferring such rights.

3.      Investor Representations, Warranties and Acknowledgments.  Investor represents and warrants that: (a) it has full right, power and authority to enter into this Subscription Agreement and to perform all of its obligations hereunder; (b) this Subscription Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of Investor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally; (c) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) Investor’s certificate of incorporation or by-laws (or other similar governing documents), or (ii) any material agreement or any law or regulation to which Investor is a party or by which any of its property or assets is bound; and (d) prior to the execution hereof, Investor has had full access to and relied only upon (i) the Base Prospectus, (ii) any prospectus supplements to the Base Prospectus, including in each case information incorporated by reference therein, and (iii) the pricing, placement agency and expense information contained in this Agreement.  The Investor further acknowledges that other investors (“Other Investors”) are concurrently entering into subscription agreements in substantially the same form as this Subscription Agreement as part of the Offering.

4.      Company Covenants.  The Company and the Investor agree that the Company shall, prior to the opening of the financial markets in New York City on the business day immediately after the date hereof, issue a press release announcing the Offering and disclosing all material information regarding the Offering, unless this Subscription Agreement is executed by the parties hereto during the regular trading hours of the financial markets in New York City, in which case such press release shall be issued prior to the close of the financial markets on the date hereof if reasonably feasible, but in no event will such press release be issued before the last Subscription Agreement relating to the Offering has been executed by the Company and the applicable Other Investor.

5.      Conditions to the Company’s Obligations.  In addition to any other conditions set forth herein, the Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (a) the receipt by the Company of the Purchase Price for the Shares being purchased hereunder as set forth on the Signature Page and (b) the accuracy in all material respects of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

6.      Conditions to the Investor’s Obligations.  In addition to any other conditions set forth herein, the Investor’s obligation to purchase the Shares will be subject to (a) the condition that the Placement Agent shall not have terminated the Placement Agreement pursuant to the terms thereof, (b) the satisfaction in all material respects of the conditions to the Placement Agent’s obligation to closing in the Placement Agreement, and (c) the accuracy in all material respects of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date.  The Investor’s obligations are not conditioned on the purchase of Common Stock by the Other Investors in the Offering.

7.      Miscellaneous.

a)	Roth Capital Partners, LLC is serving as placement agent in this transaction and consummation of the transaction is subject to the terms and conditions of the Placement Agreement.

b)
Except as otherwise provided herein, this Subscription Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription Agreement.  This Subscription Agreement may be modified only in writing signed by the parties hereto.

c)
In the event that the Placement Agreement is terminated by the Placement Agent prior to the closing to occur on the Closing Date pursuant to the terms thereof, this Agreement shall terminate without any further action or liability on the part of the parties hereto.

d)
This Subscription Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Execution may be made by delivery by facsimile or PDF.

e)
The provisions of this Subscription Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription Agreement and this Subscription Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

f)
All communications hereunder shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:  as set forth on the signature page hereto.

To the Investor:  as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

g)
This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of any of its rights under this Agreement.

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If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

COMPANY:

CHINA RITAR POWER CORP.

By:
Name:
Its:

Address for Notice:

China Ritar Power Corp.

Room 405, Tower C, Huahan Building,
16 Langshan Road, North High-Tech Industrial Park,
Nanshan District,
Shenzhen, China, 518057
Attention: Chief Executive Officer
Telephone: (86) 755-83475380

With a copy to:

The Crone Law Group
101 Montgomery Street, Suite 1950
San Francisco, CA 94104
Facsimile:  (415) 955-8910
Attn.:  Mark Crone, Esq.

Wire Instructions:

INVESTOR:

Number of Shares:____________	By:
Name:
Purchase Price per Share:______	Its:

Aggregate Purchase Price:______

Name and address for notice:

DWAC Instructions:
Name of DTC Participant:
DTC Participant Number:
Account Number: